Exhibit 99
FOR IMMEDIATE RELEASE

Quad Amends and Extends Bank Debt Agreement to October 2029

SUSSEX, WI, October 21, 2024 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), a global marketing experience company, today announced that it has completed the ninth amendment to the Company's April 28, 2014, bank debt agreement to: (1) reduce the aggregate amount of the existing revolving credit facility from $342.5 million to $324.6 million, and extend the maturity of a portion of the revolving credit facility such that $17.7 million under the revolving credit facility will be due on the existing maturity date of November 2, 2026 (the “Existing Maturity Date”) and $306.9 million under the revolving credit facility will be due on October 18, 2029 (the “Extended Maturity Date”); (2) extend the maturity of a portion of the existing term loan facility such that $14.5 million of such term loan facility will be due on the Existing Maturity Date and $351.3 million will be due on the Extended Maturity Date; (3) make certain adjustments to pricing, including an increase of .50% to the interest rate margin applicable to the loans maturing on the Extended Maturity Date; and (4) modify certain financial and operational covenants.

Tony Staniak, Quad Chief Financial Officer, said: “We are pleased to have completed the amendment and extension of our $690 million bank debt agreement, which extends the maturity to October 2029, due to our strong relationships with a syndicate of premier banks and our disciplined financial management. By the end of 2024, we anticipate we will have reduced our debt by over $670 million, or 65%, from January 1, 2020, and we will continue to focus on debt reduction with our capital allocation. This debt extension provides us with additional financial flexibility to focus on the growth and development of our offerings as a marketing experience company while returning capital to our shareholders.”

JPMorgan Chase Bank, N.A.; U.S. Bank National Association; PNC Capital Markets LLC; BMO Capital Markets Corp.; BofA Securities, Inc.; and Citizens Bank, N.A. were the Lead Arrangers of the bank debt agreement. Foley & Lardner LLP served as legal counsel for the Company, and Mayer Brown served as legal counsel for the lenders.

About Quad

Quad (NYSE: QUAD) is a global marketing experience company that helps brands make direct consumer connections, from household to in-store to online. Supported by state-of-the-art technology and data-driven intelligence, Quad uses its suite of media, creative and production solutions to streamline the complexities of marketing and remove friction from wherever it occurs in the marketing journey. Quad tailors its uniquely flexible, scalable and connected solutions to clients’ objectives, driving cost efficiencies, improving speed to market, strengthening marketing effectiveness, and delivering value on client investments.

Quad employs approximately 13,000 people in 14 countries and serves approximately 2,700 clients including industry leading blue-chip companies that serve both businesses and consumers in multiple industry verticals, with a particular focus on commerce, including retail, consumer packaged goods, and direct-to-consumer; financial services; and health. Quad is ranked among the largest agency companies in the U.S. by Ad Age, buoyed by its full-service Rise media agency and Betty creative agency. Quad is also one the largest commercial printers in North America, according to Printing Impressions.

For more information about Quad, including its commitment to ongoing innovation, culture and sustainable impact, visit quad.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printing services and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company, including adapting marketing offerings and business processes as required by new markets and technologies, such as artificial intelligence; the impact of changes in postal rates, service levels or regulations, including delivery delays; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper and the materials to manufacture ink) and the impact of fluctuations in the availability of raw materials, including paper, parts for equipment and the materials to manufacture ink; the impact macroeconomic conditions, including inflation, high interest rates and recessionary concerns, as well as cost and labor pressures, distribution challenges and the price and availability of paper, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the failure to attract and retain qualified talent across the enterprise; the impact of digital media and similar technological changes, including digital substitution by consumers; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of risks associated with the operations outside of the United States (“U.S.”), including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact negative publicity could have on our business and brand reputation; significant capital expenditures and investments may be needed to sustain and grow the Company’s platforms, processes, systems, client and product technology, marketing and talent, and to remain technologically and economically competitive; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cybersecurity, privacy and environmental laws; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Don Pontes
Executive Director of Investor Relations, Quad
916-532-7074
dwpontes@quad.com

Media Contact

Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com